EXHIBIT 5.1

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799

May 23, 2014

Vishay Precision Group, Inc. 3 Great Valley Parkway, Suite 150 Malvern, Pennsylvania 19355

Ladies and Gentlemen:

Reference is made to a Registration Statement on Form S-8 of Vishay Precision Group, Inc. (the “Company”), which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.
The Registration Statement covers up to an additional 500,000 shares of Common Stock, par value $0.10, of the Company (the “Shares”) for issuance pursuant to the Amended and Restated Vishay Precision Group, Inc. 2010 Stock Incentive Program (the “Plan”).
We have examined the Registration Statement, including the exhibits thereto, the Company’s certificate of incorporation and bylaws (in each case, as amended), the Plan and such other documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.
Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan and any award agreements thereunder, will be validly issued, fully paid and non-assessable.
Our opinion is limited to the General Corporation Law of Delaware, as amended, including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws, as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Pepper Hamilton LLP
PEPPER HAMILTON LLP